Exhibit 99.1
Sable Offshore Corp. Announces $250 Million Private Placement of Shares

Houston, November 10, 2025 — Sable Offshore Corp. (NYSE: SOC, “Sable”, or the “Company”) today announced it has entered into subscription agreements to issue 45,454,546 shares of its common stock in a private placement to institutional investors at a purchase price of $5.50 per share. Sable expects to receive gross proceeds of approximately $250 million, before deducting placement agent fees and other offering expenses.

The private placement is expected to close on November 12, 2025, subject to the satisfaction of customary closing conditions. The Company intends to use the proceeds from the private placement for general corporate purposes. Upon closing, this offering is expected to satisfy the common equity contribution condition of the Senior Secured Term Loan amendment announced by the Company on November 3, 2025.

Jefferies and TD Cowen are acting as joint placement agents for the private placement.

The shares of common stock being issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Sable has agreed to file a registration statement to register the resale of the shares of common stock being sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Sable
Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.

Forward-Looking Statements
The information in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward- looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the proposed offering, including the expected closing of the proposed offering; including the implementation of an Offshore Storage and Treating Vessel strategy, the sale of oil, and the cost and time required therefor, and production levels once recommenced; availability of future financing; our financial performance; our ability to satisfy the closing conditions for effectiveness of the Amendment to our Senior Secured Term Loan Agreement; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to

Exhibit 99.1
publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Contacts
Investor Contact:
Harrison Breaud
Vice President, Finance & Investor Relations
IR@sableoffshore.com
713-579-8111